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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-76697, 33-1805, 33-22289, 33-50248, 33-74488,
333-62933, 333-81955, 333-32872 and 333-56120) of Quixote Corporation and the
Registration Statements on Form S-3 (Nos. 2-96502 and 33-14873) of Quixote Corporation of our report dated August 7, 2000, except as to the Industry Segment Information note, which is as of February 23, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
March 1, 2001


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